UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 International Parkway, Suite 325, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 3, 2011, and in connection with his departure from Bruckmann, Rosser, Sherrill & Co. (together with its affiliates, “BRS”), Mr. Harold O. Rosser II resigned as a member of the Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company”). Mr. Rosser’s resignation was not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Effective January 3, 2011, and in connection with Mr. Rosser’s resignation, BRS appointed Mr. Stephen C. Sherrill, a founder and managing director of BRS, as BRS’ designee to the Company’s Board of Directors. Pursuant to the terms of the Certificate of Designations of the Company’s Series A 10% Convertible Preferred Stock, so long as BRS beneficially owns at least 5% of the Company’s common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of the Company’s common stock, is entitled to designate one individual to the Company’s Board of Directors, who must be an employee of BRS or one of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ Brian M. Judge
Date: January 4, 2011	Name:	Brian M. Judge
	Title:	Vice President and Controller